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                                                                   EXHIBIT 10.11

                                    RAGNAROK
                       LICENSE AND DISTRIBUTION AGREEMENT

THIS LICENSE AND DISTRIBUTION AGREEMENT (this "Agreement"), is made and entered into on this 24th day of July, 2002, by and between GRAVITY CORPORATION, a corporation duly organised and existing under the laws of the Republic of Korea ("KOREA") and having its offices at 6th Fl Shingu Bldg., 620-2, Shinsa-Dong, Kangnam-Ku, Seoul, 135-894, Korea ("Licensor"), and ONSALE JAPAN K.K., a corporation duly organised and existing under the laws of Japan and having its offices at 1-53-6-7F, Hatusdai, Sibuya-ku, Tokyo, Japan ("Licensee").

                                    RECITALS:

WHEREAS, Licensor has developed and possesses all rights in computer programs of online game "Ragnarok" ("Game") and also possesses valuable know-how and technical information on the installation, design, service and use of the Game;

WHEREAS, Licensee desires to enter into an exclusive license agreement with Licensor pursuant to which Licensee will distribute and market the Game in the territory specified below; and

WHEREAS, Licensor desires to grant such license to Licensee.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the Parties agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

The terms defined in this Article shall have the meaning ascribed to them herein whenever they are used in this Agreement, unless otherwise clearly indicated by the context.

1.1 "Confidential Information" shall mean all materials, know-how, software or other information including, but not limited to, proprietary information and materials regarding a Party's technology, products, business information or objectives, including the softwares for the Game and Technical Information under this Agreement, which is designated as confidential in writing by the providing Party or which is the type that is customarily considered to be confidential information by persons engaged in similar activities.

1.2 "End Users" shall mean the users of the Game through network game service system established and operated by Licensee with individually assigned ID numbers for each End User.

1.3 "Game" shall have the meaning stipulated in the recitals above, including any modified or advanced version of the Game distributed by Licensor for error correcting.

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      updating or debugging purpose, under the same title. Any subtitled version, series or sequel to the Game which may be developed or distributed by Licensor after the execution of this Agreement shall be clearly excluded from the scope of this Agreement.

1.4 "Intellectual Property" shall mean all patents, designs, utility models, copyrights, know-how, trade secrets, trademarks, service mark, trade dress and any other intellectual property rights in or related to the Game or Technical Information.

1.5   "Japanese Version" shall mean the Game in Japanese language.

1.6 "Parties" and "Party" shall mean Licensor and Licensee, collectively and individually, respectively.

1.7 "Servers" shall mean the servers established, installed and operated by Licensee within the Territory only for the service of Game to End Users in the Territory.

1.8 "Special Edition Package" shall mean the limited quantity of special edition of the Game which contains the CDs for software, game manual and other specially designed products in relation to the Game.

1.9 "Technical Information" shall mean the software, know-how, data, test result, layouts, artwork, processes, scripts, concepts and other technical information on or in relation to the Game and the installation, operation, maintenance, service and use thereof.

1.10  "Territory" shall mean the territory of Japan.

                                   ARTICLE 2.
                                GRANT OF LICENSE

2.1 Licensor hereby grants to Licensee, subject to the terms and conditions contained in this Agreement, the exclusive, royalty-bearing and non-transferable license (the "License") to service, use, promote, distribute and market the Game to End Users and to use the Technical Information for such purpose within the Territory.

2.2 The service, use, promotion, distribution and marketing of the Game under this Agreement by Licensee shall be made only in Japanese language using the Japanese Version in the Territory. Any service, use, promotion, distribution and marketing of the Game outside the Territory and any use of the Technical Information for any purpose other than performance under this Agreement is strictly prohibited.

2.3 The service of the Game by Licensee shall be made only through the on-line method (excluding mobile access) using the Servers. Without prior written approval by Licensor, Licensee shall not manufacture, sell or distribute the Game in any other form including CDs. Notwithstanding the foregoing, Licensee may manufacture and distribute certain CDs for free of charge for the purpose of promotion of the Game, provided that Licensee provides Licensor with detailed information on all of its activities related to the manufacture and distribution of such CDs, including without limitation the number of such CDs manufactured and/or distributed.

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2.4   All of the rights on or in relation to the Game, except as granted under this Agreement, including but not limited to the rights on the character business of the Game, shall remain exclusively with Licensor.

                                    ARTICLE 3
                                DELIVERY OF GAME

3.1 Subject to the terms and conditions of this Agreement, Licensor shall provide Licensee with its full assistance and cooperation including preparation of Japanese Version and providing technical assistance in order for Licensee to launch its beta service of the Game in the Territory no later than [August 10th, 2002] and its commercial service of the Game in the Territory no later than [October 1st, 2002]. The Parties agree that the above dates are the target dates for launching the beta service and the commercial service of the Game, respectively, and those dates may be changed based on market conditions by the mutual agreement of the Parties.

3.2 Once Licensee receives the Japanese Version and technical documents on the Game (collectively "Delivery Materials") from Licensor, Licensee shall perform its review and test promptly and inform Licensor of any defect within thirty (30) days after receipt thereof. Licensee's failure to inform within the designated period shall be regarded as acceptance by Licensee, and any revision or modification of any of the Delivery Materials which may be made by Licensor thereafter upon the request by Licensee shall be at Licensee's sole expense.

3.3 The Game shall be serviced in the Territory only in the manner provided under this Agreement. Licensee is strictly prohibited from any modification, amendment or revision of any part of the Game including the name of title and characters of the Game, without prior written approval from Licensor.

                                    ARTICLE 4
                              TECHNICAL ASSISTANCE

4.1 During the term of this Agreement, Licensor shall provide Licensee for free of charge with technical assistance including software installation and set-up, maintenance support, patch updates in connection with the Game and the localization of the Game into Japanese language, provided that any and all expenses actually incurred by any engineers dispatched by Licensor for the technical assistance set forth above in this Section 4.1, including, without limitation, their airfares and their lodging, food and other general living expenses incurred during their stay at Licensee's premises, shall be borne by Licensee.

4.2 Licensor shall, upon the request of Licensee, dispatch its engineers to Licensee for installation of Servers and training of Licensee's personnel. The total period of such technical assistance by the dispatched engineers as set forth in the preceding sentence, excluding their travelling time, shall not exceed [10] man days (based on 8 hours of work per engineer per day), provided, however, that if the provision of such technical assistance is delayed due solely to causes attributable to Licensor, the period of such

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      technical assistance may be extended by the duration of such delay. Any further assistance through dispatch of Licensor's engineers shall be determined by the mutual agreement of the Parties. After the period of [10] man days of Licensor's initial dispatch of its engineers, salaries for any Licensor's dispatched engineers for the period of dispatch shall be paid by Licensee. Any and all expenses incurred by the engineers of Licensor dispatched to Licensee pursuant to this Section 4.2, including, without limitation, their business class airfares and their lodging, food and other general living expenses incurred during their stay at Licensee's premises, shall be borne by Licensee.

4.3 During the term of this Agreement, Licensor shall receive Licensee's personnel in its office in Korea for training with respect to the installation and service of the Game and the installation, maintenance and operation of the Servers. The number of the trainees from Licensee shall not exceed [3] persons at one time. The total period of training shall be [7] man days (based on 8 hours of training per trainee per day), subject to an adjustment by the mutual agreement of the Parties. All of the expenses for travel, lodging, food and other general living expenses incurred by such dispatched personnel of Licensee shall be borne by Licensee.

4.4 Any further assistance may be rendered by Licensor upon mutual agreement of the Parties.

4.5 Each Party shall be fully responsible for the behavior of and activities performed by its employees and personnel during their stay at the other Party's facilities.

                                    ARTICLE 5
                               DEFECT & CORRECTION

5.1 In the event there are any defects found in the Game, the respective responsible personnel of Licensor and Licensee shall promptly cooperate to take necessary actions to cure such defects.

5.2 The Party who is found responsible for such defects shall bear the expenses incurred in curing such defects, including without limitation the cost of airfare, accommodation, and reasonable living expenses incurred by the employees dispatched by the non-responsible Party to cure such defects. If it is not clear which Party is responsible for such defects, all cost and expenses incurred in curing such defects shall be equally shared between the Parties.

5.3 If any End User claims a compensation for any loss or damages incurred due to any defects of the Game, the Parties shall consult with each other in good faith and equally share the liability for such compensation.

                                    ARTICLE 6
                                     PAYMENT

6.1 In consideration of the License and technical assistance granted under this Agreement, Licensee shall pay to Licensor a monthly royalty in an amount equal to forty percent

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      [40%] of the total fees charged to such End Users. Such royalty shall be paid within thirty (30) days after the end of each month, accompanied by the detailed information on End Users for such month, provided, however, that the royalty for the first month after the date of execution of this Agreement shall be made within sixty (60) days after the end of such month.

6.2 Any and all payment under this Agreement by Licensee to Licensor shall be made in Japanese Yen and by wire transfer to the account designated by Licensor or in such other method as may be mutually agreed between the Parties.

6.3 In the event any payment is delayed by Licensee under this Agreement, a default interest at a rate of [18] % per annum shall apply. For the avoidance of doubt, Licensor's entitlement to such default interest pursuant to this Section 6.3 shall not affect any other rights of Licensor under this Agreement.

6.4 Subject to the other provisions of this Section 6.4, any and all taxes, including the sales tax, value added tax, income tax and any other taxes on any payment made under this Agreement shall be borne by Licensor or Licensee, respectively, according to the government which levies such tax. Licensee shall be responsible for payment of any and all such taxes levied by the government of Japan, and Licensor shall be responsible for payment of any and all such taxes levied by the government of Korea. Notwithstanding the above, any withholding tax levied under the laws of Japan on any payment made to Licensor under this Agreement shall be paid first by Licensee, and with a prior written notice to Licensor, Licensee shall then deduct the amount of such withholding tax from the relevant payment made to Licensor under this Agreement. In such case, Licensee shall promptly provide Licensor with the tax payment certificate issued by the relevant tax authorities of Japan.

                                    ARTICLE 7
                             SPECIAL EDITION PACKAGE

7.1 Licensee may produce, distribute and market the Special Edition Packages of the Game in the Territory up to a certain limited number mutually agreed between the Parties. The Parties hereby agree that the number of the initial Special Edition Packages shall be 20,000 ("Initial Special Edition Packages").

7.2 All of the profits earned from Licensee's production and sale of the Initial Special Edition Packages shall be exclusively owned by Licensee, unless Licensee fails to pay any amount to Licensor under the terms of this Agreement.

7.3 All of the profits earned from Licensee's production and sale of any Special Edition Packages other than the Initial Special Edition Packages shall be equally shared between the Parties. For the purposes of this
      Article 7, the profit from the Special Editions Packages shall be the total sales revenue of Special Edition Package less the cost of manufacture, packaging, advertisement and relevant taxes.

                                   ARTICLE 8
                                 REPORT & AUDIT

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8.1   Licensee shall provide Licensor with all the information on the development of its business in relation to the Game. Without limiting the foregoing, Licensee shall inform Licensor promptly after its launch of the beta service and the commencement of the commercial service of the Game.

8.2 Licensee shall provide Licensor with a monthly report (the "Monthly Report") in writing on its business activities in relation to the Game including but not limited to the list of End Users, the fees charged by Licensee, sale revenue of the pertinent month including the sale of the Special Edition Package, advertising activities and the expenses therefor, complaints received from End Users and market trends in the Territory.

8.3 Licensee shall keep all of its record, contractual and accounting documents and company documents in relation to its business and activities under this Agreement in its offices, during the term of this Agreement and for two (2) years after the expiration or termination of this Agreement.

8.4 During the term of this Agreement and two (2) years after the expiration or termination thereof, Licensor may by itself or through an accountant designated by Licensor investigate and audit all of the company documents of Licensee with respect to its Game business. For this purpose, Licensor may request Licensee to produce the relevant documents, and may visit Licensee's office and make copies of Licensee's documents. Licensee shall provide all assistance and co-operation required by Licensor for such investigation and audit. All expenses incurred for such investigation and audit shall be borne by Licensor unless such investigation and audit reveals underpayment by 5% or greater of the required royalty amount, in which case Licensee shall bear all expenses for such investigation and audit and shall also promptly pay to Licensor the unpaid amount together with [18] % default interest thereon.

                                    ARTICLE 9
                                   ADVERTISING

9.1 Licensee shall exert its best efforts to advertise, promote and perform marketing activities on the Game in the Territory.

9.2 For the advertising of the Game in the Territory, Licensee agrees to spend no less than [Eighty million Yen (Y80,000,000)] for the initial period of twelve months after the execution of this Agreement in the Territory and another [Eighty million Yen (Y80,000,000)] for the subsequent period of twelve months. Licensee shall provide Licensor with detailed information on Licensee's advertising activities every month in the Monthly Reports as stipulated in Article 8.2. In addition, Licensee shall provide Licensor with a separate advertisement report on June 30 and December 31 of each year covering the preceding 6 months' period.

9.3 Licensor will provide Licensee with samples of the marketing and promotional materials for the Game which have been or will be produced and used by Licensor during the term of this Agreement. For the marketing and advertising materials for

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      use in the Territory, Licensee shall provide Licensor with samples thereof and shall obtain Licensor's written approval prior to Licensee's actual use of such advertising materials. Licensor's failure to respond within seven (7) days after receipt of such samples of advertising material shall be deemed as approval of such advertising materials.

9.4 All of the copyright on the marketing and advertising materials produced or used by Licensee on the Game ("Advertising Materials") shall be exclusively owned by Licensor, and Licensee shall not use any Advertising Materials in a manner outside the scope of this Agreement. For the effectiveness of this provision, Licensee hereby assign all of its right on such Advertising Materials to Licensor.

                                   ARTICLE 10
                                OTHER OBLIGATION

10.1 Licensee shall exert its best efforts to supply, distribute and sell the Game in the Territory.

10.2 Licensee shall be solely responsible for service, use, promotion, distribution and marketing of the Game in the Territory, and Licensor shall not be responsible for any of such activities unless stipulated otherwise in this Agreement.

10.3 Licensee shall provide full and comprehensive technical support to End Users to assist in their use of the Game, including but not limited to Licensee's maintaining 24-hour technical contact window, on-line customer services, sufficient outbound bandwidth and circuits for operating business under this Agreement, and game servers required for on-line game operation.

10.4 Licensee shall conform to all laws and regulations of the Territory in its service, use, promotion, distribution and marketing of the Game in the Territory.

10.5 Licensee shall provide a prior written notice to Licensor in the event Licensee intends to change its marketing strategies, including budget, advertising, marketing, promotional materials, product packaging and etc., price policies relating to the Game, and other important policies.

10.6  Licensee shall purchase three (3) server sets from Licensor within seven
      (7) days after the date of execution of this Agreement on such terms as may be mutually agreed between the Parties.

10.7 Licensee shall indemnify and hold harmless Licensor and its officers and employees from any kind of losses, costs, expenses or liabilities, including reasonable attorneys' fees resulting from any claim by a third party on or in relation to Licensee's service, use, promotion, distribution and marketing of the Game, provided that Licensor (a) promptly notifies Licensee of such claim; (b) allows Licensee to control the defence of such claim and/or any related settlement negotiations; and
      (c) provides any reasonable assistance requested by Licensee in connection with such claim.

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                                   ARTICLE 11
                             INTELLECTUAL PROPERTY

11.1 Technical Information shall be exclusively owned by Licensor, and this Agreement shall not grant Licensee or permit Licensee to exercise any right or license on the Intellectual Property except for the License granted under this Agreement. Licensee shall not obtain or try to obtain any registered industrial property or copyright on any of the Intellectual Property of Licensor regardless of the territory and exploitation area.

11.2 Licensor hereby represents and warrants that Licensor has a legal and valid right to grant the rights and licenses under this Agreement to Licensee and that the Game and Technical Information do not violate or infringe any patent, copyright and trademark of any third party in Korea.

11.3 Licensor agrees to indemnify and hold harmless Licensee from any kind of losses, costs, expenses or liabilities, including reasonable attorneys' fees and costs of settlement, resulting from any claim by a third party upon Licensor's breach of Section 10.2; provided that Licensee (a) promptly notifies Licensor of such claim; (b) allows Licensor to control the defense of such claim and/or any related settlement negotiations; and
      (c) provides any reasonable assistance requested by Licensor in connection with such claim.

                                   ARTICLE 12
                            LIMITATION OF LIABILITY

12.1 EXCEPT FOR THE WARRANTY AND INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 11.2 AND 11.3 ABOVE, LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE GAME INCLUDING BUT NOT LIMITED TO ITS MERCHANTABILITY, AND THE GAME IS LICENSED HEREUNDER "AS IS".

12.2 IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

12.3 THE AGGREGATE LIABILITY OF LICENSOR UNDER OR RELATING TO THIS AGREEMENT WHETHER IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL AMOUNT OF THE PAYMENTS MADE BY LICENSEE DURING THE PRECEDING PERIOD OF [6] MONTHS.

                                   ARTICLE 13
                                CONFIDENTIALITY

13.1 All Confidential Information disclosed by either Party under this Agreement shall be maintained in confidence by the receiving Party and shall not be used for any purpose

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      other than explicitly granted under this Agreement. Each Party agrees that it shall provide Confidential Information received from the other Party only to its employees, consultants and advisors who need to know for the performance of this Agreement. The receiving Party shall be responsible for any breach of this Article by its employees, consultant and advisors.

13.2 The confidential obligation shall not apply, in the event that it can be shown by competent documents that the Confidential Information:

      (a) becomes published or generally known to the public before or after the execution of this Agreement without any breach of this Agreement by any Party;

      (b) was known by the receiving Party prior to the date of disclosure to the receiving Party;

      (c) either before or after the date of disclosure is lawfully disclosed to the receiving Party by a third party who has no confidential obligation for such information;

      (d) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

      (e) is required to be disclosed by the receiving Party in accordance with the applicable laws and orders from the government or court; provided that, in this case, the receiving Party shall provide prior written notice of such disclosure to the providing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

                                   ARTICLE 14
                                      TERM

14.1 This Agreement shall become effective on the date of execution of this Agreement and, unless terminated earlier in accordance with this Agreement, shall remain in effect until August the 31st, 2004.

14.2 No later than four (4) months prior to the expiration of this Agreement, Licensor shall give Licensee the first right of negotiation for a period of sixty [60] days for re-execution of a license agreement for an additional term of one [1] year ("Renewed Term") for the Game. The above provision shall apply at the expiration of each Renewed Term. If no agreement in writing is made between the Parties for renewal or re-execution of a license agreement during such period, this Agreement shall expire without any further extension or renewal.

                                   ARTICLE 15
                                 OTHER BUSINESS

If Licensor wishes to start any business (i) selling, merchandising or otherwise

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commercializing characters of the Game, (ii) publishing books or other materials on or in relation to the Game, or (iii) servicing the subtitled version, series or sequel of the Game, Licensor shall give Licensee the first right of negotiation for a period of thirty (30) days before starting such business for the purpose of granting license to conduct such business in the Territory.

                                   ARTICLE 16
                                  TERMINATION

16.1  This Agreement may be terminated upon the mutual agreement of the Parties.

16.2  Each Party shall have the right to immediately terminate this Agreement:

      (a) upon written notice to the other Party in the event of the other Party's material breach of this Agreement and such breach shall continue for a period of thirty (30) days after the breaching Party's receipt of written notice setting forth the nature of the breach or its failure to perform and the manner in which it may be remedied;

      (b). if the other Party or its creditors or any other eligible party files for its liquidation, bankruptcy, reorganization, composition or dissolution, or if the other Party is unable to pay any kind of debts as they become due, or the creditors of the other Party have taken over its management; or

      (c)   in accordance with Section 17.2 below.

16.3 Notwithstanding Section 16.2, Licensor may immediately terminate this Agreement upon a written notice to Licensee:

      (a) if the monthly royalty as set forth in Section 6.1 above for each month is not paid by the due date set forth therein;

      (b) if the beta service of the Game is not commenced in the Territory by September 1, 2002;

      (c) if the commercial service of the Game is not commenced in the Territory by December 1, 2002 unless such failure has been caused by Licensor; or

      (d) if the service of the Game in the Territory is stopped, suspended, disconnected or disrupted for more than ten [10] days in total during the term of this Agreement due to intentional or unilateral causes attributable to Licensee.

16.4 Upon the effective date of such termination, all rights granted to Licensee hereunder shall immediately cease and shall revert to Licensor, and Licensee shall immediately cease servicing of the Game and return to Licensor any and all softwares, Technical Documents and other materials or information provided by Licensor to Licensee under this Agreement.

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16.5  No termination of this Agreement shall affect the Parties' rights or obligations that were incurred prior to the termination. The expiration or termination of this Agreement shall not affect the effectiveness of Articles 8, 11, 12, 13, 16.4 and 18 which shall survive the expiration or termination of this Agreement.

                                   ARTICLE 17
                                  FORCE MAJEURE

17.1 Notwithstanding anything in this Agreement to the contrary, no default, delay or failure to perform on the part of either Party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due entirely to causes beyond the reasonable control of the Party charged with such default, delay or failure, including, without limitation, causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquake, acts of God or the public enemy.

17.2 If the period of such default, delay or failure to perform as set forth above in Section 17.1 exceeds thirty [30] days from the initial occurrence, the Party who is not affected from such force majeure event shall have the right to terminate this Agreement with a written notice to the other Party.

                                   ARTICLE 18
                               GENERAL PROVISIONS

18.1 Neither Party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without prior written consent of the other Party.

18.2 It is understood and agreed by the Parties hereto that this Agreement does not create a fiduciary relationship between them, that Licensee shall be an independent contractor, and that nothing in this Agreement is intended to constitute either Party an agent, legal representative, subsidiary, joint venturer, employee or servant of the other for any purpose whatsoever.

18.3 If any kind of notices, consents, approvals, or waivers are to be given hereunder, such notices, consents, approvals or waivers shall be in writing shall be properly addressed to the Party to whom such notice, consent, approval or waiver is directed, and shall be either hand delivered to such Party or sent by certified mail, return receipt requested, or sent by Fed, Ex, DHL or comparable international courier service, or by telephone, facsimile or electronic mail (in either case with written confirmation in any of the other accepted forms of notice) to the following addresses or such addresses as may be furnished by the respective Parties from time to time:

               If to Licensor.
               Attention: Yeok-rae Kim

               6th Fl. Shingu Bldg., 620-2, Shinsa-Dong, Kangnam-Ku, Seoul, 135-

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               894, Korea
               Fax: +82-2-3442-7097

               If to Licensee
               Attention: Kazuki Morishita
               1-53-6-7F, Hatsudai, Shibuya-ku, Tokyo 151-0061 Japan

               Fax:+81-3-5334-6171

18.4 No course of dealing or delay by a Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy except as expressly manifested in writing by the Party waiving such right, power or remedy, nor shall the waiver by a Party of any breach by the other Party of any covenant, agreement or provision contained in this Agreement be construed as a waiver of the covenant, agreement or provision itself or any subsequent breach by the other Party of that or any other covenant, agreement or provision contained in this Agreement.

18.5 This Agreement, including all exhibits, addenda and schedules referenced herein and attached hereto, constitutes the entire agreement between the Parties hereto pertaining to the subject matters hereto and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the Parties in connection with the subject matters hereof.

18.6 This Agreement shall be written in Korean, Japanese and English and all disputes on the meaning of this Agreement shall be resolved in accordance with English version of this Agreement.

18.7 This Agreement may be amended only upon the execution of a written agreement between Licensor and Licensee which makes specific reference to this Agreement.

18.8 This Agreement shall be governed by and construed in accordance with the laws of Korea.

18.9 Any controversy or claim arising out of or in relation to this Agreement shall be finally settled by arbitration in Korea. The arbitration shall be conducted before three arbitrators in accordance with the Rules of Arbitration and Conciliation of the International Chamber of Commerce then in effect. The Parties shall be bound by the award rendered by the arbitrators and judgement thereon may be entered in any court of competent jurisdiction. Any award rendered by the arbitrators shall be final, and the Parties shall not have any right of appeal.

18.10 If any section, subsection or other provision of this Agreement or the application of such section, subsection or provision, is held invalid, then the remainder of the Agreement, and the application of such section, subsection or provision to persons or circumstances other than those with respect to which it is held invalid shall not be affected thereby.

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above-written.

GRAVITY CORPORATION.

By: /s/ Jung-Ryool Kim
    ------------------
Name: Jung-Ryool Kim
Title: Chairman

ONSALE JAPAN K.K.

By: /s/ Taizo Son
    -------------
Name: Taizo Son
Title: C.E.O.

                                       13